UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 27, 2011

Materion Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-15885	34-1919973
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6070 Parkland Blvd., Mayfield Hts., Ohio		44124
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-486-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 27, 2011, the Board of Directors (the "Board") of Materion Corporation (the "Company") increased the number of members of the Board from nine to eleven and increased the number of members of the classes of directors whose terms expire at the 2012 and 2013 annual meetings of shareholders from three to four. On that date, the Board appointed Geoffrey Wild and Dr. Darlene J. S. Solomon as new directors to fill the vacancies created by the increases in the size of the Board and of the classes of directors. The Board appointed Mr. Wild to fill the vacancy in the class of directors whose terms expire in 2012 and Dr. Solomon to fill the vacancy in the class of directors whose terms expire in 2013. Both Mr. Wild and Dr. Solomon will serve on the Governance and Organization Committee of the Board. Additionally, Mr. Wild will serve on the Audit Committee of the Board and Dr. Solomon will serve on the Compensation Committee of the Board.

Mr. Wild and Dr. Solomon are eligible to participate in the Company’s 2006 Non-employee Director Equity Plan (As Amended and Restated as of May 4, 2011) (the "Plan"). Under the Plan, Mr. Wild and Dr. Solomon will be eligible to receive stock options, stock appreciation rights, restricted stock, restricted stock units, other stock awards and deferred stock units. Additionally, as non-employee directors, Mr. Wild and Dr. Solomon will also participate in the other compensatory arrangements applicable for fiscal year 2011 previously disclosed in the Company’s Proxy Statement for its 2011 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on March 25, 2011, except that non-employee directors now are entitled to an annual grant of restricted stock units with a value of $65,000. Both Mr. Wild and Dr. Solomon will enter into indemnification agreements with the Company substantially in the form of the Form of Indemnification Agreement filed as Exhibit 10b to the Company's Annual Report on Form 10-K for the year ended December 31, 2008.

Mr. Wild currently serves as the Chief Executive Officer and as a director of AZ Electronic Materials, S.A., a provider of advanced technology products. Prior to joining AZ Electronic Materials, S.A., Mr. Wild served in a variety of executive roles, including but not limited to, President and Chief Executive Officer of Cascade Microtech, Inc., a developer and manufacturer of products used in electrical measuring and testing, and President and Chief Executive Officer of Nikon Precision Inc., a supplier of lithography systems, where he also served as a director. Mr. Wild also served as a director of Axcelis Technologies, Inc., a technology company, and E Ink Corporation, an electronic paper supplier.

Dr. Solomon currently serves as Chief Technology Officer for Agilent Technologies, Inc., a measurement company. Previously, Dr. Solomon was the Research and Development Manager for the Chemical and Biological Systems Department at Hewlett-Packard Laboratories, a research laboratory. Dr. Solomon also serves on multiple academic and government advisory and review boards in the scientific field.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Materion Corporation

July 27, 2011	By:	/s/ Michael C. Hasychak

Name: Michael C. Hasychak
Title: Vice President, Treasurer & Secretary